RESIGNATION AND RELEASE

To:	The Board of Directors of Oryon Holdings, Inc.
(f/k/a Eaglecrest Resources, Inc.)

Reference is made to that certain Agreement and Plan of Merger dated March 9, 2012 (the “Merger Agreement”), by and among Oryon Holdings, Inc. (f/k/a Eaglecrest Resources, Inc.), a Nevada corporation (“Parent”), Oryon Merger Sub, LLC, a Texas limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), and OryonTechnologies, LLC, a Texas limited liability company (“Oryon”), pursuant to which (i) Oryon shall be merged with and into Merger Sub at the Effective Time of the Merger (as defined in Section 1.3 of the Merger Agreement) (the “Merger”); (ii) the separate limited liability company existence of Oryon shall cease; (iii) Merger Sub shall continue as the surviving limited liability company entity (the “Surviving Entity”) and shall succeed to and assume all the rights, properties, liabilities and obligations of Oryon; and (iv) Parent shall issue shares (the “Shares”) of Parent’s common stock, par value $0.001 per share (“Parent Common Stock”), in such amounts and to the members of Oryon as set forth on Exhibit B to the Merger Agreement.

In order to induce Oryon to close the Merger transaction contemplated by the Merger Agreement, the undersigned hereby agrees as set forth below.

The undersigned hereby resigns all positions of the undersigned as an officer, director or employee of Parent, Merger Sub and any other subsidiary of Parent, if any, effective as of the date of this Resignation and Release set forth below (the “Effective Date”).

The undersigned acknowledges and agrees that no amounts of money or property of any kind are owed or payable to the undersigned by Parent or Merger Sub, no stock, options or other securities of Parent or Merger Sub are issuable to the undersigned and no property, assets or rights of any kind are distributable to or owed to the undersigned by parent or Merger Sub for compensation, repayment of indebtedness, reimbursement of expenses or any other reason whatsoever.

Effective as of the Effective Date and surviving indefinitely, the undersigned, on the undersigned’s behalf and on behalf of the undersigned’s heirs, legal successors, administrators, executors and assigns (collectively, the “Releasing Parties”), hereby irrevocably waives, releases and discharges, absolutely and forever, Parent, Merger Sub, the Surviving Entity and each and all of their respective present and former officers, directors, shareholders, equity holders, beneficial owners, employees, attorneys, representatives, agents, executors and assigns (collectively, the “Released Parties”) from any and all liabilities to the Releasing Parties of any kind and nature whatsoever, whether in the undersigned’s capacity as a present or former officer, director, shareholder, equity holder, beneficial owner, employee, attorney, representative, agent, executor or assign of any Released Party or otherwise (including in respect of any rights of contribution or indemnification) in respect of facts, events, circumstances or conditions occurring or arising prior to the consummation of the transactions contemplated by the Merger Agreement, in each case whether absolute or contingent, liquidated or unliquidated, and whether arising under any agreement or understanding or otherwise at law or equity, whether in administrative proceedings or in arbitration and whether known or unknown, suspected or unsuspected, material or immaterial, absolute or contingent, direct or indirect or nominally or beneficially claimed or processed (the “Released Claims”).  The undersigned acknowledges that the Released Claims shall include any claims relating to any shares of Parent Common Stock issued or transferred to the undersigned, any rights to acquire shares of Parent Common Stock and any transfer or other disposition of shares of Parent Common Stock by the undersigned.  The undersigned acknowledges that there is a possibility that subsequent to the execution of this Resignation and Release, the undersigned may discover facts or claims that were unknown or unsuspected at the time this Resignation and Release was executed and which, if known by a Releasing Party at that time, may have materially affected the undersigned’s decision to execute this Resignation and Release and the release contained herein, the undersigned is assuming any risk of such unknown facts and such unknown and unsuspected claims.  Effective as of the Effective Date, the undersigned hereby covenants not to (and the undersigned shall cause each of its Released Parties not to) bring any claims, suits or actions arising out of, related to, in respect of or in connection with the Released Claims against any of the Released Parties.  In addition, the undersigned hereby covenants not to (and the undersigned shall cause each of its Releasing parties not to) bring any claim, suit or action arising out of, related to, in respect of or in connection with the Released Claims against any of the former or current officers or directors of any Released Party.

This Resignation and Release may be executed and delivered by facsimile or by any other electronic reproduction, and this Resignation and Release shall have the same effect as execution by original signature.

IN WITNESS WHEREOF, I have hereunto executed this Resignation and Release effective as of this 3rd day of May, 2012.

(Signature)

Printed Name: Rizalyn Cabrillas